UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

Spectrum Control, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-8796	25-1196447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8031 Avonia Road, Fairview, Pennsylvania		16415
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (814) 474-2207

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2005, on the recommendation of the Compensation Committee, the Board of Directors of Spectrum Control, Inc. ("Spectrum") approved the immediate vesting of all unvested outstanding stock options previously granted under Spectrum’s 1995 Stock Option Plan and 1996 Non-Employee Directors’ Stock Option Plan with an exercise price in excess of the closing price of Spectrum’s common stock on the NASDAQ National Market on that date. In order to allow for acceleration of vesting of stock options under the 1996 Non-Employee Directors’ Stock Option Plan, the Board of Directors on the recommendation of the Compensation Committee approved an amendment to that plan. A copy of the Amendment to the 1996 Non-Employee Directors’ Stock Option Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The recently adopted Statement of Financial Accounting Standards No. 123 R, "Share-Based Payment" will require Spectrum to expense equity based incentives from December 1, 2005, the start of Spectrum’s first fiscal year after June 15, 2005. The Board of Directors of Spectrum believes that the acceleration of vesting of these "out-of-the-money" stock options will reduce Spectrum’s compensation charges in subsequent periods. In addition, the Board of Directors believes that these "out-of-the-money" stock options have limited economic value and are not achieving their original objectives of incentive compensation and employee retention because the exercise price is currently in excess of the market price of Spectrum’s common stock.

Item 9.01 Financial Statements and Exhibits.

(c). Exhibits.

Exhibit Number	Description

10.1	Amendment to the 1996 Non-Employee Directors’ Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRUM CONTROL, INC.
(Registrant)

Date:	June 24, 2005	By:	/S/ JOHN P. FREEMAN
John P. Freeman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

10.1	Amendment to the 1996 Non-Employee Directors’ Stock Option Plan